Exhibit 99.1

Conflicts Committee Recommends That Unitholders Accept Energy Transfer Partners, L.P.’s Tender Offer to Purchase Common Units for $20.00 per Unit in Cash

HOUSTON, June 1, 2017 (GLOBE NEWSWIRE) – PennTex Midstream Partners, LP (the “Partnership”) (NASDAQ: PTXP) today announced that the Conflicts Committee (“Conflicts Committee”) of the Board of Directors of the Partnership’s general partner unanimously determined that the price being offered in the tender offer by Energy Transfer Partners, L.P. (“ETP”) to acquire all of the outstanding common units representing limited partner interests in the Partnership that are not already owned by ETP for $20.00 per common unit in cash, is fair to the Partnership’s common unitholders (other than ETP and its affiliates). The Conflicts Committee recommends, on behalf of the Partnership, that unitholders accept the tender offer and tender their common units pursuant to the tender offer.

The Conflicts Committee is composed solely of independent directors who meet the requirements for membership on the Conflicts Committee set forth in the Partnership’s agreement of limited partnership.

The Partnership intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). Holders of the Partnership’s common units are encouraged to review the Solicitation/Recommendation Statement on Schedule 14D-9 in its entirety because it contains important information. Holders of units can obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9, and any amendments thereto or other documents filed by the Partnership with respect to the tender offer, at www.sec.gov.

Advisors

Baker Botts L.L.P. acted as legal counsel to the Conflicts Committee. Evercore acted as financial advisor to the Conflicts Committee. Gibson, Dunn & Crutcher LLP served as legal counsel to Evercore.

About PennTex Midstream Partners, LP

PennTex Midstream Partners, LP provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in northern Louisiana. Energy Transfer Partners, L.P. owns the general partner of the Partnership. For more information, visit www.penntex.com.

For further information, please direct all inquiries to:

Investor Relations:

Helen Ryoo, Brent Ratliff or Lyndsay Hannah

Telephone: (214) 981-0795

Media Relations:

Vicki Granado

Telephone: (214) 840-5820

Cautionary Note

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “if” and “will” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except as otherwise required by applicable law, the Partnership undertakes no obligation to publicly update or revise any such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof.

Additional Information

This press release does not constitute an offer to buy or solicitation of an offer to sell any securities. The Partnership intends to file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Any solicitation/recommendation statement filed by the Partnership that is required to be mailed to unitholders will be mailed to the Partnership’s unitholders. INVESTORS AND UNITHOLDERS OF THE PARTNERSHIP ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and unitholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Partnership through the web site maintained by the SEC at http://www.sec.gov. In addition, any materials related to Energy Transfer’s unsolicited proposal may be obtained from the Partnership free of charge by directing a request to PennTex Midstream Partners, LP, Attn: Investor Relations, 8111 Westchester Drive, Suite 600, Dallas, Texas 75225.

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